DON FUCHS
                           CERTIFIED PUBLIC ACCOUNTANT
                                370 BROOK AVENUE
                            PASSAIC NEW JERSEY 07055
                                 (973) 777-9895







INDEPENDENT AUDITORS' CONSENT

I consent to the use in this Amendment to the Registration Statement of Perrin Partners, Inc. (the "Company") on Form SB-2 of my Independent Auditors' Report dated February 18, 2001 on the financial statements of the Company appearing in the Prospectus, which is part of this Registration Statement.

I also consent to the reference to myself under the heading "Experts" in such Prospectus.


/s/ Donald Fuchs
----------------
DONALD FUCHS
Certified Public Accountant

Passaic New Jersey
May 4, 2001




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